UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 17, 2008

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

On April 17, 2008, TC PipeLines, LP (the “Partnership”) issued a press release announcing that the Partnership’s board of directors has declared the Partnership’s first quarter 2008 cash distribution in the amount of US$0.70 per unit. This cash distribution represents a 5.3 per cent increase from the fourth quarter 2007 distribution of $0.665 per unit, and a 7.7 per cent increase from the first quarter 2007 distribution.  The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1           Press Release dated April 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by:  TC PipeLines GP, Inc.,
its general partner

By:       /s/ Amy W. Leong
    Amy W. Leong
    Principal Financial Officer and Controller

Dated:  April 18, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 17, 2008.